EXHIBIT 10.8
                                  OFFICE LEASE

1. THIS LEASE CONTRACT, executed in duplicate, this 30th day of July 1996, by and between Eva L. Zweifel-Huntsman, P. O. Box 1620, Roanoke, Texas 76262 hereinafter called "Lessor", and Niche Pharmaceuticals, Inc., 200 North Oak Street, P. O. Box 449, Roanoke, Texas 76262 hereinafter called "Lessee".

WITNESSETH:

2. That the Lessor has and does hereby lease unto the Lessee, and the Lessee does hereby lease from Lessor, the use and occupancy of "All vacant property designated as parking, all office space, all warehouse space, and all fixtures" in the office building located at 200 North Oak Street, Roanoke, Texas 76262.

TERM

3. TO HAVE AND TO HOLD the same for the term of sixty (60) months ensuing from the 1st day of September, 1996, and to become fully completed and ended the 31st day of August, 2001.

RENT

4. LESSEE SHALL PAY TO LESSOR as rent at P. O. Box 1620, Roanoke, Texas 76262, the sums of $141,600 payable in monthly installments per Schedule "A", the first such installment being due on the first day of the first calendar month of said term, and another such installment being due and payable on the first day of each and every succeeding month of said term in advance, until the full payment of the total sum shall be made. Such monthly rental payments are to be made by bank draft or check, payable to the order of LESSOR, and forwarded to Northwest Bank, Roanoke, Texas for direct deposit into LESSOR's account at said Bank. Such rental payments must be received by said Bank for deposit on or before the 1st day of each month while this lease is in effect. In the event any payment is more than ten (10) days late, there shall be a penalty of sixty ($60) dollars for every ten (10) days late.

USE

5. The leased premises shall be used by the Lessee, its successors and assigns, as business offices and for no other purposes, and shall be subject to the following conditions, each and every one of which Lessee covenants and agrees to keep and perform:

RIGHTS OF LESSOR IN EVENT OF DEFAULT

FIRST: Lessee agrees to pay to Lessor the sums herein specified and to comply with the terms and provisions of this lease, and;

(a) In case of the non-payment of this said rent at the said time and place, or in case the leased premises shall be deserted or vacated, this lease, at the option of the Lessor, shall be terminated; or, if the Lessor so elects the Lessor shall have the right to enter the leased premises at the agent of the Lessee, either by force or otherwise, without being liable to any prosection therefor, and to relet the premises as the agent of the Lessee, and to receive the rent therefor, and the Lessee shall pay the Lessor any deficiency that may arise by reason of such re-letting, on demand at the office of the Lessor in P.
O. Box 1620, Roanoke, Texas 76262.

(b) In case the Lessee shall fail to comply with any term and provision of this lease other than the payment of a sum at the time an place provided herein and shall fail within ten (10) days after notice to the Lessee of such breach to cure the breach specified in that notice or if Lessee shall file any petition in bankruptcy or shall be declared or adjudged a bankrupt under the laws of the United States, or shall make an assignment for the benefit or creditors, or commit any act of insolvency or should become insolvent, or shall make any transfer of property the purpose of which might tend to defeat the collection of the rent due or to become due under this lease, and in any of said events, the Lessor shall have the option to terminate this lease or to declare the entire amount of the rent which would become due and payable during the remainder of the term covered by this lease or any portion thereof which the Lessor may elect so to declare to be due and payable immediately, without notice to the Lessee, and to demand payment thereof and to enforce such payment by the ordinary legal methods; but in this event the Lessee (if he shall have paid the rent thus demanded for any unexpired portion of said term), shall have the right to underlet the premises (notwithstanding the restrictions contained in Article Second of the conditions of this lease) or the unexpired portion of said term which has been so paid for, to any suitable and unobjectionable tenant to be used for the purpose for which Lessee may use said premises as herein provided and for no other purpose and to collect the rent therefor for his own reimbursement, or if the same is collected by the Lessor, to require the same to be paid over to him on demand.

SECOND: Neither the premises leased by the terms of this lease nor any part thereof shall be assigned, let, or underlet, or used or permitted to be used for any purpose other than that hereinabove mentioned without the prior written consent of Lessor:

THIRD: The Lessee shall not commit waste not suffer nor permit waste to be committed on said premises. Lessee will keep the building, and all other improvements to the extent covered by this lease in sound condition and good repair and will neither do nor permit to be done anything to the said premises that may impair the value thereof. Said Lessee shall take good care of the leased premises and fixtures therein and shall quit and surrender said premises at the end or other termination of said term in as good condition as the reasonable use thereof will permit, and shall not make any alterations, additions or improvements in said premises without the written consent of said Lessor, and all alterations, additions, or improvements which shall be made by either of the parties hereto upon the premises except office furniture, never attached to the building or any part thereof, put in at the expense of the Lessee, shall be the property of the said Lessor and shall remain upon and be surrendered with the premises as a part thereof at the termination of this lease without disturbance, molestation or injury. Lessee by moving into the leased premises and taking possession thereof, shall accept and shall be held to have accepted the leased premises as suitable for the purposes for which the same are leased, and shall accept and shall be held to have accepted the said building and each and every appurtenance hereof, and said Lessee by said act waivers any and all defect therein.

LOSS OR DAMAGE TO PREMISES

FOURTH: If the leased premises or the building are made untenantable by fire or other casualty, including damage or casualties of war, Lessor shall immediately take such action as is necessary to reconstruct, repair, restore and rehabilitate the premises and the building, provided, however, that if a registered architect selected by Lessor should certify that such repairs and rehabilitation to the leased premises cannot be accomplished by using standard working methods and procedures so as to make the leased premises tenantable within one hundred eighty (180) days from the date of said fire or other casualty, either party shall have the right to terminate this lease by giving to the other notice or such election within thirty (30) days after the occurrence of said fire or other casualty or ten (10) days after receipt of the architect's certificate, whichever occurs last. If said fire or other casualty results in the total destruction of the building, this lease shall automatically terminate as of the date of said fire or other casualty. In case of fire or other casualty not resulting in termination of this lease , rent shall be abated on a per diem basis while the premises are untenantable and, in case of termination of this lease, rent shall be apportioned on a per diem basis and be paid to the date of the fire or other casualty. In case of damage or destruction to the leased premises due to such fire or other casualty, Lessor may re-enter and re-possess the same or any part thereof for the purpose of removing or repairing the loss or damage.

PERSONAL OR PROPERTY RISKS

FIFTH: Said Lessor shall not be liable for any damage to any property at any time in said premises or building from gas, smoke, water, rain, or snow, which may leak into, issue or form from any part of said building of which the premises hereby leased are part, or from the pipes or plumbing work of the same, or from any other place or quarter, The Lessee further agrees to indemnify and hold the Lessor harmless from any and all damages or claims which the said Lessor may be compelled to pay on account of injuries to the person or property of any other tenant in this building or to any other person rightfully in said building for any purpose whatsoever, where the injuries aforesaid are caused by the negligence or misconduct of the Lessee, his agents, servants or employees.

The LANDLORD shall not be liable for personal injuries or property damage or loss from theft, vandalism, fire, water, hurricane, rain, explosion or other causes whatsoever, unless the same is due to the negligence or fault of LANDLORD. LANDLORD shall have no duty to furnish smoke detectors except as required by statute. When smoke detectors are furnished, LANDLORD shall test same and provide initial batteries at Lease commencement; thereafter Tenant shall pay for the replacement of smoke detector batteries, if any, as needed.

TENANTS INSURANCE: TENANT is hereby notified that LANDLORD insurance does not insure TENANT against loss of personal property on the PREMISES due to fire, theft, vandalism or other causes. TENANT is responsible for insurance on TENANTS own property for fire and casualty loss and for TENANT'S employees for liability insurance coverage.

DEFAULT: In the event the TENANT shall default in the prompt payment of rent when same is due, or fail to perform any of the provision of this Lease, or in the event the TENANT shall abandon the PREMISES, or leave them vacant, LANDLORD, without further notice, may re-enter the PREMISES by summary proceedings, or by force, without being liable for prosecution therefor. LANDLORD may also take possession of said PREMISES, and remove all persons or property therefrom, and may elect to either cancel this LEASE, or to relet the PREMISES, and receive the rent therefor. Such rent shall be applied first to the expenses incurred by LANDLORD, in entering and reletting, and then to the payment due under this LEASE, TENANT shall remain liable for any deficiency in the total amount due under said LEASE. TENANT'S absence from the PREMISES for ten (10) consecutive days while all or any portion of rent is delinquent, shall be deemed an abandonment of the PREMISES. If TENANT otherwise violates the terms of this LEASE, LANDLORD may terminate TENANT'S right of occupancy by giving thirty (30) days notice in writing. LANDLORD shall specifically have the right to institute and maintain the statutory suit of Forcible Entry and Detainer in the proper Court, and obtain a writ for possession hereby. In addition to all other remedies provided herein, TENANT agrees to compensate LANDLORD for all reasonable expenses necessary to enforce this LEASE and to collect the rental or damages for breach of this LEASE, including, but not limited to all court costs and reasonable attorney's fees incurred in connection therewith.

INSPECTION: LANDLORD shall have the right to enter the PREMISES with twelve (12) hours notice to examine same or to make repairs .

REALTOR' COMMISSION: LANDLORD agrees to pay the within named commission in cash equal to zero (0%) percent (%) for negotiating this LEASE payable upon execution of this LEASE unless otherwise stipulated. If any renewals are granted TENANT, LANDLORD agrees to pay such an additional commission on the date such renewals are effective even though with charges. The commission due for each renewal is to be calculated as though a new lease had been made for such period of time. Should the PREMISES be sold to the TENANT during the term of this LEASE and all renewals and extension thereof, or within one hundred-eighty (180) days following the expiration date of LEASE and said renewals and extensions, the LANDLORD agrees to pay the within named zero (0%) percent sales commission in cash equal to zero (0%) percent of the selling price of said property. All commission are payable in Denton County, Texas .

FAIR HOUSING: IN ACCORDANCE WITH THE LAW, THIS PROPERTY IS OFFERED WITHOUT RESPECT TO RACE, COLOR, RELIGION, SEX, OR NATIONAL ORIGIN OF TENANT.

MISC: This LEASE shall constitute a full understanding between the parties herein, and no other Agreement unless in writing and signed by the parties hereto shall be binding upon the subject property, except the attached Rental Application, if any, which shall become a part of the LEASE. References to LANDLORD shall apply to LANDLORD.

SPECIAL CONDITIONS:                 See Schedule "B"

THIS IS A LEGAL BINDING CONTRACT: IF NOT UNDERSTOOD, SEEK COMPETENT ADVICE. TENANT acknowledges receipt of a copy of the LEASE.

EXECUTED this the 30th day of July, 1996.

Eva L. Zweifel-Huntsman                     /s/Eva L. Zweifel-Huntsman
NAME                                        LANDLORD

Stephen F. Brandon, President                /s/Stephen F. Brandon, President
NAME                                        TENANT

                                   SCHEDULE "A

       Monthly Installments For 200 North Oak Street, Roanoke, Texas 76262

Year                             Dates                        Monthly Rent
------          -------------------------------------         ------------

Year 1          Sept. 1, 1996 through August 31, 1997           $2000.00
Year 2          Sept. 1, 1997 through August 31, 1998           $2200.00
Year 3          Sept. 1, 1998 through August 31, 1999           $2400.00
Year 4          Sept. 1, 1999 through August 31, 2000           $2600.00
Year 5          Sept. 1, 2000 through August 31, 2001           $2600.00

                                  SCHEDULE "B"

SPECIAL CONDITIONS:

1) Niche Pharmaceuticals, Inc. or Steve F. Brandon will have an option to purchase 200 North Oak Street at $20,000 over market price which shall be determined by a mutual appraiser. This option to purchase shall exist for a period of up to twenty-four (24) months from the effective date of this agreement.

2) Niche Pharmaceuticals, Inc. will have the option to renew its lease on 200 North Oak Street for a period of up to five (5) years at a monthly rent of $2,600.00.

3) In addition to the monthly rent, Niche Pharmaceuticals, Inc. agrees to pay all yearly property taxes on 200 North Oak Street as part of this LEASE agreement.

4) Niche Pharmaceuticals, Inc. agrees to maintain and pay for the property insurance premiums for 200 North Oak Street. The loss payee will be Eva
       L. Zweifel-Huntsman and/or any lending institution who may have a lien on such property.

5) Eva L. Zweifel-Huntsman agrees to construct and build for Niche Pharmaceuticals, Inc. lease hold improvements such as additional warehouse space or increased office space. The cost of such leasehold improvements shall be negotiated in good faith by both parties to this lease agreement and such approval by the LANDLORD shall not be unreasonably withheld. Pursuant to such leasehold improvements made by the LANDLORD, Niche Pharmaceuticals, Inc. agrees to pay agreed upon additional monthly rent for such improvements.

6) TENANT agrees to pay for all repairs up to four-hundred dollars ($400) and the LANDLORD agrees to pay for all repairs over four-hundred dollars ($400).

7) TENANT shall pay promptly as they become due all charges for the furnishing of water, electricity, garbage service, and other public utilities to the leased premises during the term of this Lease.

8) TENANT agrees to consign the special Sub-Lease agreement to the Owner/ LANDLORD of said property, which outlines the term and conditions of the lease agreement with Sam Lee and Steve F. Brandon for U.S. Post Office Parking.